EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-81681, 33-38822 and 33-62687) pertaining to the Oshkosh Truck Corporation 1990 Incentive Stock Plan of our report dated October 23, 1999, with respect to the consolidated financial statements and schedule of Oshkosh Truck Corporation for each of the two years in the period ended September 30, 1999 included in the Annual Report (Form 10-K) for the year ended September 30, 2000.



/S/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
December 8, 2000